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                                                                     EXHIBIT 4.2

                      NONSTATUTORY STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of January 30, 1997, by and between FIRSTFED FINANCIAL CORP., a Delaware corporation ("Grantor"), and _________________ ("Grantee) with reference to the following facts:

     A. On January 30, 1997, and effective as of January 30, 1997, the Board of Directors of Grantor adopted the FirstFed Financial Corp. 1997 Nonemployee Directors Stock Incentive Plan (the "Plan"), subject to shareholder approval of the Plan.

     B. The Board of Directors of Grantor (the "Board of Directors") considers it desirable and in Grantor's best interests that Grantee be provided options to acquire shares of the Common Stock of Grantor pursuant to the Plan, in order to provide Grantee with opportunities to acquire a proprietary interest in Grantor as an incentive that will allow Grantor to attract and retain highly competent persons to serve as Nonemployee Directors.

     NOW, THEREFORE, the parties hereto wish to memorialize and confirm the terms and conditions of the option awards received by Grantee in accordance with the foregoing, subject to and consistent with the terms and conditions set forth in the Plan.

     1.   GRANT OF OPTION.

          1.1    Grant of Nonstatutory Stock Option.  Pursuant to the terms of
                 ----------------------------------
Section 6 of the Plan, Grantee has received, as of each date listed on Schedule 1 attached hereto and incorporated herein by this reference (hereafter "Date of Grant"), as such Schedule may be updated from time to time by agreement of the parties, an option (as defined in Section 1.2 hereof) to purchase the number of whole shares of Common Stock specified on Schedule 1 for each such Date of Grant. The options covered by this Agreement are not intended to qualify or be treated as "Incentive Stock Options," as defined in the Plan and in Section 422(b) of the Internal Revenue Code of 1986, as amended ( the "Code").

          1.2    Use of Certain Terms.  For the purposes of this Agreement, the
                 --------------------
term "Option" as used herein shall refer to each Nonstatutory Stock Option awarded to Grantee under Section 6 of the Plan and covered by this Agreement, as listed on Schedule 1 attached hereto.
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     2.   PURCHASE PRICE.

          The price at which Grantee shall be entitled to purchase shares of Common Stock upon exercise of each Option covered by this Agreement (the "Option Price") is listed on Schedule 1 attached hereto for each such Option.

     3.   Term of Option.

          The Options subject to this Agreement are effective and shall be exercisable by Grantee for a period of ten (10) years and one month, commencing on the Date of Grant for each such Option. Options may also be earlier terminated as provided in Section 7 hereof. The period within which each Option is effective in accordance with this Agreement and the Plan is referred to herein as the "Term" of such Option.

     4.   EXERCISABILITY OF OPTIONS.

          4.1  Vesting of Options.  No Option granted pursuant to Section 6 of
               ------------------
the Plan shall be exercisable prior to the anniversary of the Effective Date. Subject to the provisions of Section 4.2 herein, the Option shall only be exercisable during its Term, and in accordance with the following schedule:


Period                                      Percentage of Shares Exercisable
------                                      --------------------------------
January 31, 1998                                          100%

          4.2  Acceleration of Vesting Upon a Change in Control.  In the event
               ------------------------------------------------
of a "Change of Control" of Grantor (as hereinafter defined), any Option granted hereunder, to the extent theretofore not immediately exercisable, shall immediately become fully exercisable. For the purpose of this Agreement, a "Change in Control" of Grantor shall mean any person (as such person is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) becomes the beneficial owner (as such term is used in Section 13(d)(1) of the Exchange Act) directly or indirectly of securities representing at least 25% of the combined voting power of the then outstanding securities of Grantor; or during any period of thirty-six (36) consecutive months (whether commencing before or after the effective date of the Plan), individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or any reorganization, merger or consolidation of Grantor with one or more corporations as a result of which Grantor is not the surviving corporation, or as a result of which the outstanding Common Stock is converted into or exchanged for cash or securities of
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another issuer or both, or upon the sale of all or substantially all the assets of Grantor; or the approval by the stockholders of Grantor of any plan or proposal for Grantor to be Acquired (as defined below) or for the liquidation or dissolution of Grantor. For purposes of this Section 4.2, Grantor shall be considered to be "Acquired" only if the owners of its voting securities immediately prior to the effective date of any transactions referred to in this section will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of Grantor or the entity that then owns, directly or indirectly, Grantor or all or substantially all of its assets.

     5.   Manners of Exercise and Payment.

          5.1  Notice of Exercise and Payment for Shares.  Subject to the
               -----------------------------------------
restrictions set forth in Section 4 hereof, Grantee shall be entitled to exercise an Option with respect to some or all of the shares of Common Stock permitted to be purchased hereunder by delivery to Grantor of (1) a fully executed written notice of exercise ( the "Notice of Exercise") in the form attached hereto as Exhibit "A" and made a part hereof or such other form as Grantor may from time to time require, and (2) the full aggregate Option Price for the shares to be purchased, payable in cash, or at the Administrator's discretion, by the assignment and delivery to Grantor of shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to Grantor in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date, which shall be the later of the date set forth in the Notice of Exercise or the date such Notice is received by Grantor. In the event that the aggregate Option Price delivered by Grantee to Grantor is insufficient to purchase all of the shares requested in the Notice of Exercise, and Grantee shall fail to provide Grantor with an amount sufficient to cover the shortfall within five (5) days after receipt of written notice of such insufficiency, Grantor shall only be obligated to deliver to Grantee that number of whole shares which the amount previously paid by Grantee is sufficient to purchase.

          5.2  Delivery of Shares.  Upon receipt of a notice of exercise and
               ------------------
full payment for the shares of Stock covered thereby, or such lesser number of shares as Grantee is entitled to purchase pursuant to the terms of section 5.1 herein, Grantor shall, at its own expense, take and diligently pursue all such action as may be necessary under applicable law to effect the transfer to Grantee of the number of shares of Common Stock as to which such exercise was effective. No fewer than fifty (50) shares may be purchased at one time pursuant to any Option unless the number purchased is the total number at the time available for purchase under the Stock
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Option. No fractional shares will be issued pursuant to the exercise of a
Option, nor will any cash payments be made in lieu of fractional shares.

          5.3  Grantee's Rights Prior to Exercise.  Grantee shall not be deemed
               ----------------------------------
to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Option unless and until, (i) the Option shall have been exercised pursuant to the terms hereof and Grantee shall have paid the full required price for the number of shares as to which the Option shall have been exercised; (ii) Grantor shall have issued and delivered the shares to Grantee; and (iii) Grantee's name shall have been entered as a stockholder of record on the books of Grantor; whereupon Grantee shall have full voting and other ownership rights with respect to such shares.

     6.   NONTRANSFERABILITY.

          Options shall not be transferable other than by will or the laws of descent and distribution, or pursuant to the terms of a qualified domestic relations order as such term is defined in the Code, as amended, and shall be exercisable during the lifetime of Grantee only by Grantee (or Grantee's duly appointed, qualified and acting personal representative).

     7.   Death or Termination of Service of Grantee.

          7.1  Retirement or Death of Grantee.  If Grantee terminates his or her
               ------------------------------
service with Grantor by reason of death, Disability, or Normal Board Retirement, an Option granted hereunder held by Grantee shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full for the remaining number of shares of Common Stock subject to such Option for one year after the date of such termination, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if Grantee dies or suffers a Disability during said one year period after Normal Board Retirement, such Option shall remain exercisable in full for a period of one year after the date of such death or Disability or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate.

          7.2  Other Termination of Service.   If Grantee's services as a
               ----------------------------
member of the Board of Directors terminate for any other reason, any portion of an Option granted hereunder held by Grantee which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for sixty (60) days after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if Grantee dies or suffers a Disability during such sixty (60)
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day period such Option may be exercised for a period of one year after the date of Grantee's death or Disability, or until the expiration of the stated term of such Option, whichever period is shorter, in accordance with its terms, but only to the extent exercisable on the date of Grantee's death or Disability.

     8.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

          8.1  Adjustment To Option.  An appropriate and proportionate
               --------------------
adjustment, as determined by the Administrator in accordance with the Plan, shall be made in number, kind and per share purchase price of shares subject to the unexercised portion of the Options covered by this Agreement at the time of any change in the capitalization of Grantor; provided, however, that no such adjustment shall change the aggregate purchase price (as determined pursuant to Section 5.1 hereof) applicable to the unexercised portions of such Options.

          8.2  Impact of Terminating Event on Option.   Upon dissolution or
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liquidation of Grantor or upon a reorganization, merger or consolidation of
Grantor with one or more corporations as a result of which Grantor is not the surviving corporation or as a result of which the outstanding Common Stock is converted into or exchanged for cash or securities of another issuer or both or upon the sale of all or substantially all the assets of Grantor, all restrictions applicable to the exercise of outstanding Options shall continue in full force and effect and provision shall be made in connection with such transaction for the continuance of the Plan and the assumption of the outstanding Options by or the substitution for such Options of new Options covering the stock of the successor corporation, or a parent or subsidiary thereof or Grantor with appropriate and proportionate adjustment in (i) the number and kind of shares or other securities or cash or other property subject to such Options and (ii) the price for each share or other unit of any other securities or cash or other property subject to such Options without change in the aggregate purchase price or value as to which such Options remain exercisable; provided however, that if no public market exists for the Common Stock or the other securities or property which would be subject to such Options after consummation of such transaction, such Options shall be converted into the right to receive, upon exercise thereof; an amount of each equal to the amount determined by the Administrator to be the Fair Market Value on the effective date of such transaction of the stock, other securities, cash and other property that a share of Common Stock is entitled to receive, or into which it is converted, pursuant to such transaction.

     9.   TAX WITHHOLDING.

          Notwithstanding any other provision of this Agreement, upon the exercise of any Option, Grantee hereby agrees to pay Grantor within thirty (30) days
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of receipt of a written demand therefor from Grantor, an amount in cash equal to the amount of any tax required to be withheld by Grantor or to direct Grantor to withhold such amount from any payments otherwise owing to Grantee, in order to permit Grantor to obtain any otherwise available deduction under any applicable federal or state tax laws. Notwithstanding Section 5.2 hereof, Grantor shall have no obligation to deliver the shares of Common Stock with respect to which Grantee has exercised any such Option or to make payment with respect to any shares of Common Stock with respect to which Grantee has surrendered any such Option until Grantee has paid or permitted Grantor to withhold such amount as provided herein.

     10.  CONDITION TO GRANT OF OPTIONS.

          Notwithstanding anything herein to the contrary, any Option granted hereunder shall immediately become null and void in the event that the stockholders of the Grantor shall fail to approve the Plan.

     11.  GOVERNMENT AND OTHER REGULATIONS.

          The obligation of Grantor to sell and deliver shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and the obtaining of all such approvals from all government agencies as deemed necessary of appropriate by Grantor.

     12.  NOTICES.

All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered, in the case of Grantee, to the last address of Grantee appearing on the books of Grantor, and in the case of Grantor to:

                FirstFed Financial Corp.
                401 Wilshire Blvd.
                Santa Monica, CA 90401
                Attention: General Counsel

or to such other address or addresses as Grantee or Grantor shall hereafter have specified in writing. Any such notice, demand or other communication hereunder shall be deemed to have been duly given on the date actually delivered or as of the third business day following the date mailed, as the case may be.
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     13.  MODIFICATION OF AGREEMENT.

          This Agreement may be modified, amended, suspended or terminated, and any terms, covenants, representations or conditions may be waived, but only by a written instrument consistent with the provisions of the Plan and executed by the parties hereto.

     14.  SEVERABILITY.

          Should any provision of this Agreement be held by a court to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     15.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and, when such counterparts have been executed by each of the parties hereto, said counterparts shall constitute a single and valid agreement although each of the signatory parties have executed separate counterparts hereof.

     16.  TITLES.

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     17.  PLAN CONTROLLING.

          This Agreement shall be construed so as to be consistent with the Plan and the provisions of the Plan shall be deemed to be controlling in the event any provision hereof shall appear to be inconsistent therewith. Grantee hereby acknowledges receipt of a copy of the Plan from Grantor.
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     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



"GRANTOR"                              "GRANTEE"

FIRSTFED FINANCIAL CORPORATION,
a Delaware corporation



By:___________________________         ______________________________
     Babette Heimbuch
     President and CEO

Attest: ________________________
            Ann E. Lederer
            Secretary
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                                   SCHEDULE 1

Effective Date      Number of Shares Subject to Option     Exercise Price
--------------      ----------------------------------     --------------
January 30, 1997    4,000                                  $21.75


     This schedule 1 replaces and supersedes all prior Schedule 1's attached to that certain Option Award Agreement dated n/a, by and between FirstFed Financial Corp. and Grantee(the "Agreement"). The parties to the Agreement hereby acknowledge and agree that this schedule 1 accurately and completely lists the Option(s) (and the specified terms thereof) covered by such Agreement.

ACKNOWLEDGED AND AGREED:

FIRSTFED FINANCIAL CORP.,              GRANTEE
a Delaware Corporation


By:______________________________      By:___________________________


Its:_____________________________

Dated:___________________           Dated:___________________
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                             NOTICE OF EXERCISE OF
                          A NONSTATUTORY STOCK OPTION

TO:  THE BOARD OF DIRECTORS OF FIRSTFED FINANCIAL CORP.


The undersigned hereby elects to purchase _____________________ whole shares of Common Stock of FirstFed Financial Corp. ( the "Company") pursuant to the Nonstatutory Stock Option granted to the undersigned in that certain Stock Option Agreement between the Company and the undersigned bearing an Effective Date of.

The aggregate purchase price for such shares is $ __________________, which amount is being tendered herewith. The effective date of this election shall be______________________, or the date of receipt of this Notice by Grantor if later.

     Executed this___________day of______________, at___________________



                                         ________________________________
                                         (Name)


                                         ________________________________
                                         (Social Security Number)